EXHIBIT 99.1

500 Linden Oaks

Rochester, New York 14625

VirtualScopics Reports Fourth-Quarter and Full-Year 2011 Results; 2011 Revenues Increase 7%

2011 Adjusted EBITDA Exceeds $1,400,000

ROCHESTER, NY – February 21, 2012 – VirtualScopics, Inc. (NASDAQ: VSCP), a leading provider of quantitative imaging for clinical trials, today announced revenues of $14,281,603 for the year ended December 31, 2011 compared to $13,393,120 for the year ended December 31, 2010, an increase of $888,483, or 7%. Net income for the twelve months ended December 31, 2011 was $703,295 compared to a net loss of $629,042 for the twelve months ended December 31, 2010.

Other full year results include:

•	Gross profit of $6,274,138 compared to $6,824,092 for the full year of 2010.
•	Research and development expenditures of $1,324,463, representing a $296,373, or 29%, increase compared to prior year.
•	Earnings before interest, taxes, depreciation and amortization, and excluding stock compensation expense and gain/loss from derivative financial instrument (“Adjusted EBITDA”) of $1,407,118 for the year ended December 31, 2011 compared to Adjusted EBITDA of $2,247,747 for the comparable period in 2010.
•	Cash balance of $5,737,009 compared to $4,576,060 as of December 31, 2010.

Fourth quarter ended December 31, 2011 results were:

•	Revenues of $3,500,892 compared to $3,509,930 in the fourth quarter of 2010.
•	Gross profit of $1,356,753 compared to $1,699,680 in the fourth quarter of 2010.
•	Operating loss of $141,747 compared to operating income of $248,100 in the fourth quarter of 2010.
•	Adjusted EBITDA of $183,271 compared to $620,404 for the fourth quarter of 2010.

Jeff Markin, president and chief executive officer of VirtualScopics stated, “2011 was an important year for VirtualScopics as we dedicated significant focus on controlling overall costs while continuing to make the investments we believed were necessary to gain operational efficiencies while expanding our capabilities. This focus enabled us to meet our initial guidance goal for gross margin.” He added, “We closed the year with a 7% increase on revenues of $14.3 million which was in line with the updated guidance we provided in the third quarter. Of note, we were pleased to add eight new clients to the business in 2011, bringing our customer base to over 35 of the leading pharmaceutical and biotech companies in the world.” He continued, “2011 also saw the strengthening of our strategic alliance with PPD resulting in the recent announcement of the expansion of our agreement into new therapeutic areas. We believe this expansion combined with the aforementioned operational and sales successes in the core business will pay dividends as we look to expand the markets we serve.”

“VirtualScopics continues to be a solid cash generating business,” stated Molly Henderson, chief business and financial officer of VirtualScopics. She continued, “Our focus on cash management while prudently investing in the business resulted in the generation of over $1,400,000 in Adjusted EBITDA bringing our cash balance to $5.7 million at the end of 2011. The amount of cash on hand will play a significant role in enabling us to make investments in new market areas.” She added, “One such investment will be our expansion of the use of quantitative imaging into the personalized medicine market. We recently received comments from the FDA regarding the 510(k) we filed in October of 2011 and we are diligently working toward the approval of our first product in this market.” She concluded, “As we look toward 2012, we are conservatively estimating our targeted full year 2012 revenues to range between $14.5 million - $15.5 million.”

Jeff Markin and Molly Henderson will provide a business update and discuss these results during the conference call today at 9:00 a.m. ET. Interested participants should call 877-407-8035 when calling within the United States or +1 201 689 8035 when calling internationally. This call can also be accessed at www.virtualscopics.com and will be available for 30 days after the call.

The Company provides Adjusted EBITDA as a supplemental measure to Generally Accepted Accounting Principles (“GAAP”) regarding the Company's operational performance. The Company defines Adjusted EBITDA as earnings less interest, taxes (if any), depreciation and amortization as further adjusted to exclude stock-based compensation expense and the loss/gain on derivative instrument (mark to market adjustment for warrants). This financial measure excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. The Company’s method of calculating Adjusted EBITDA, however, may differ from methods used by other companies, and, as a result, Adjusted EBITDA measures disclosed herein may not be comparable to other similarly titled measures used by other companies. The Company continues to provide information in accordance with GAAP, however, with the adoption of Accounting Standards Codification (“ASC”) 815-40 and the non-cash variable nature of stock-based compensation expense and their very substantial impact on the overall reported net income/loss, the Company believes it is also helpful for investors to receive additional information relating more specifically to the Company's operating results. Accordingly, the Company has presented Adjusted EBITDA which excludes the non-cash effects of ASC 815-40 and ASC 718 on its financial results. Management uses Adjusted EBITDA (a) to evaluate the Company's financial performance, (b) to set internal spending budgets, and (c) to measure operational profitability. In addition, investors have requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net income/(loss), below.

About VirtualScopics, Inc.

VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development. VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images. In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster. For more information about VirtualScopics, visit www.virtualscopics.com.

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Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings and awards and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contact awards, the risk that they may not get signed. Other risks include the company’s dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

-Financial tables to follow-

CONTACTS:	Investor Relations:	Company Contact:
	Tim Ryan	Molly Henderson
	The Shoreham Group	Chief Business and Financial Officer, Sr. Vice President
	80 Eighth Ave, Ste 1107	500 Linden Oaks
	New York, NY 10011	Rochester, New York 14625
	+1 212 242 7777 Direct	+1 585 249.6231
tryan@shorehamgroupllc.com

VirtualScopics, Inc. and Subsidiary

Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2011	2010	2011	2010

Revenues	$3,141,891	$3,174,003	$13,115,459	$12,333,003
Reimbursement revenues	359,001	335,927	1,166,144	1,060,117
Total revenues	3,500,892	3,509,930	14,281,603	13,393,120

Cost of services	1,785,138	1,474,323	6,841,321	5,508,911
Cost of reimbursement revenues	359,001	335,927	1,166,144	1,060,117
Total cost of services	2,144,139	1,810,250	8,007,465	6,569,028
Gross profit	1,356,753	1,699,680	6,274,138	6,824,092

Operating expenses
Research and development	339,734	238,573	1,324,463	1,028,090
Sales and marketing	235,155	260,838	1,099,565	1,165,359
General and administrative	607,342	588,318	2,490,207	2,414,039
Stock-based compensation expense	201,424	233,296	833,407	832,379
Depreciation and amortization	114,845	130,555	478,908	511,982
Total operating expenses	1,498,500	1,451,580	6,226,550	5,951,849
Operating (loss) income	(141,747)	248,100	47,588	872,243

Other income (expense)
Other income	2,199	1,372	18,103	9,788
Other expense	(7,133)	(26,717)	(31,798)	(41,318)
Gain (loss) on derivative financial instrument	159,781	(1,829,613)	669,402	(1,469,755)
Total other income (loss)	154,847	(1,854,958)	655,707	(1,501,285)
Net income (loss)	13,100	(1,606,858)	703,295	(629,042)

Series B preferred stock cash dividend	12,000	32,438	48,989	173,016
Net income (loss) attributable to common stockholders	$1,100	$(1,639,296)	$654,306	$(802,058)

Basic and diluted earnings (loss) per common share	$0.00	$(0.06)	$0.02	$(0.03)

Weighted average number of common shares outstanding
Basic	29,370,687	26,680,907	28,950,864	26,153,573
Diluted	31,873,978	26,680,907	33,413,824	26,153,573

*	Cost of services includes non-cash stock-based compensation expense of $8,749 and $8,453 for the three months ended December 31, 2011 and 2010, respectively, and $47,215 and $31,144 for the twelve months ended December 31, 2011 and 2010, respectively.

VirtualScopics, Inc. and Subsidiary

Consolidated Balance Sheets

	December 31,	December 31,
	2011	2010
	(unaudited)

Assets

Current assets
Cash	$5,737,009	$4,576,060
Accounts receivable, net	2,435,496	2,727,525
Prepaid expenses and other current assets	361,376	305,079
Total current assets	8,533,881	7,608,664
Patents, net	1,582,938	1,711,501
Property and equipment, net	514,230	404,426
Other assets	27,140	-
Total assets	$10,658,189	$9,724,591

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$843,275	$1,099,838
Accrued payroll	759,470	821,107
Unearned revenue	421,486	214,508
Derivative liability	156,596	2,609,708
Total current liabilities	2,180,827	4,745,161

Commitments and Contingencies	-	-

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 15,000,000 shares authorized;
Series A 8,400 shares authorized; issued and outstanding, 2,190 and 3,188 at December 31, 2011 and December 31, 2010, respectively; liquidation preference $1,000 per share	2	3
Series B 6,000 shares authorized; issued and outstanding, 600 and 800 at December 31, 2011 and December 31, 2010, respectively; liquidation preference $1,000 per share	1	1
Common Stock, $0.001 par value; 85,000,000 shares authorized; issued and outstanding, 29,370,687 and 27,414,620 shares at December 31, 2011 and December 31, 2010, respectively	29,371	27,415
Additional paid-in capital	17,882,936	15,090,254
Accumulated deficit	(9,434,948)	(10,138,243)
Total stockholders' equity	8,477,362	4,979,430
Total liabilities and stockholders' equity	$10,658,189	$9,724,591

	Three Months Ended	Three Months Ended
	December 31, 2011	December 31, 2010
	(unaudited)	(unaudited)
Adjusted EBITDA (non-GAAP measurement):
Net income/(loss)	$13,100	$(1,606,858)
Interest income and other expenses, net	4,934	25,345
Depreciation and amortization	114,845	130,555
Stock-based compensation expense	210,173	241,749
(Gain)/Loss on derivative financial instrument	(159,781)	1,829,613
Adjusted EBITDA	$183,271	$620,404
Basic and Diluted Adjusted EBITDA per common share, non-GAAP	$0.01	$0.02

	Year Ended	Year Ended
	December 31, 2011	December 31, 2010
	(unaudited)
Adjusted EBITDA (non-GAAP measurement):
Net income/(loss)	$703,295	$(629,042)
Interest income and other expenses, net	13,695	31,530
Depreciation and amortization	478,908	511,982
Stock-based compensation expense	880,622	863,522
(Gain)/Loss on derivative financial instrument	(669,402)	1,469,755
Adjusted EBITDA	$1,407,118	$2,247,747
Basic Adjusted EBITDA per common share, non-GAAP	$0.05	$0.09
Diluted Adjusted EBITDA per common share, non-GAAP	$0.04	$0.07

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